Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of March 2, 2014, by and among American Superconductor Corporation, a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Noteholder”). The Company and the Noteholder are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party.”

WHEREAS, the Noteholder is the holder of the Senior Convertible Note, issued by the Company to the Noteholder on December 20, 2012, in the principal amount as of such date of U.S.$24,616,919.39 (the “Note”) , a copy of which is filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012 filed with the Securities and Exchange Commission on February 11, 2013;

WHEREAS, the Noteholder wishes to exchange the Note for 6,627,267 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.01 per share, it being understood, for the avoidance of doubt, that such payment is in full satisfaction of all amounts otherwise owed to the Noteholder with respect to the Note, including for accrued interest on the Note;

WHEREAS, the Noteholder is the holder of the Series A-2 Warrant to Purchase Common Stock issued by the Company to the Noteholder on October 9, 2013 (the “Warrant”), a copy of which is filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 filed with the Securities and Exchange Commission on November 12, 2013; and

WHEREAS, the Company wishes to issue the Exchange Shares in exchange for the Note upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree as follows:

SECTION 1. Exchange of Note.

1.1 The Exchange. On and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Company will, in exchange and as full consideration for the Note, issue the Exchange Shares.

1.2 Closing. The closing of the transactions contemplated hereunder (the “Closing”) will take place on any day on or prior to March 5, 2014 as determined by the Company (the date of the Closing, the “Closing Date”). At the Closing, the Company will deliver to the Noteholder the Exchange Shares free of restricted legend through the facilities of The Depository Trust Company via book-entry delivery to account number MLI GEF CVI 2U S01600, transaction code number 5198, and upon such delivery of the Exchange Shares, the Note shall be cancelled without further action by the Parties.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Noteholder that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

2.1 Organization. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

2.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.3 Validity of Shares; Listing. When issued and delivered in accordance with this Agreement, the Exchange Shares to be delivered under this Agreement (i) will be validly issued, fully paid and nonassessable and (ii) assuming the accuracy of the representations and warranties of the Noteholder in Section 3 below, be freely tradeable and not subject to any transfer restrictions. Assuming the accuracy of the representations and warranties of the Noteholder in Section 3 below, the Exchange Shares are being exchanged for the Note pursuant to, and in compliance with, Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

2.4 Exchange Act Filings. The Company has filed all required reports under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, during the 12 months preceding the date hereof.

2.5 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Noteholder or its agent or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Noteholder will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

2.6 Broker’s Fees. Neither the Company nor any of its officers or directors has retained or authorized any agent, investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement.

SECTION 3. Representations and Warranties of the Noteholder. The Noteholder hereby represents and warrants to the Company that the following statements are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Closing Date:

3.1 Authorization and Binding Obligation. The Noteholder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation by the Noteholder of the transactions contemplated hereby and thereby has been duly authorized by the Noteholder. This Agreement has been duly executed and delivered by the Noteholder and constitute the legal, valid and binding obligations of the Noteholder enforceable against the Noteholder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.2 Ownership. The Noteholder is the sole beneficial owner of the aggregate principal amount and any and all accrued and unpaid interest thereon, as the case may be, of the Note, such Note is owned free and clear of all liens and other claims, encumbrances or restrictions on sale of any sort whatsoever, and upon the occurrence of the Closing hereunder, the Company shall acquire sole beneficial ownership of the Note, free and clear of all liens and other claims, encumbrances or restrictions on sale of any sort whatsoever arising from or through the Noteholder. To the knowledge of the Noteholder, no proceedings relating to the Noteholder are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Noteholder’s right to transfer the Note to the Company.

3.3 Accredited Investor; Not an Affiliate; Investment. The Noteholder is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Noteholder is not now, has not been during the 90 days immediately before the date hereof Closing Date and will not be during the 90 days immediately before the Closing Date, an officer, director or more than 10% stockholder of the Company and in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(1) under the Securities Act). Upon, and giving effect to, the issuance of the Exchange Shares, the Noteholder shall not beneficially own more than 10% of the outstanding shares of the Company’s common stock. The Noteholder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchange Shares. The Noteholder is able to bear the economic risk of its investment in the Exchange Shares and is presently able to afford the complete loss of such investment and has been afforded access to information about the Company and its financial condition, results of operations, business, property and management sufficient to enable the Noteholder to evaluate its investment in the Exchange Shares. The Noteholder has made an independent decision to exchange the Note based on the information available to the Noteholder, which it has determined is adequate for that purpose. The Noteholder acknowledges that it has independently made its own analysis and decision to sell the Note without reliance upon the Company and based on such information as it has deemed appropriate in its independent judgment. The Noteholder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by the Company or on the Company’s behalf in making that decision (other than the representations of the Company expressly set forth herein). The Noteholder further acknowledges that it has not relied on the Company or the Company’s representatives for any tax advice related to the transactions contemplated hereunder and that the Noteholder has consulted with its own tax advisor with respect to the application of the United States Federal income tax laws to its particular situation as well as any tax consequences of the exchange of the Note for the Exchange Shares and the ownership and disposition of the Exchange Shares. Neither the Company nor its affiliates, respective officers, employees, agents or controlling persons have provided any investment advice or rendered any opinion to the Noteholder as to whether the exchange of the Note for the Exchange Shares is prudent or suitable.

3.4 Broker’s Fees. Neither the Noteholder nor any of its officers or directors or persons serving in a similar capacity has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 4. Warrant. The Parties agree, solely with respect to issuances or deemed issuances of shares of Common Stock of the Company under the At Market Issuance Sales Agreement, dated November 15, 2013, between the Company and MLV & Co. LLC or any other “at-the-market” or similar arrangement pursuant to which the Company issues Common Stock (an “ATM Facility”), but specifically excluding any “equity line of credit” or other similar arrangement, that no reduction in the Exercise Price (as defined in the Warrant) shall be required under Section 2 of the Warrant in the event of any issuance or sale, or deemed issuance or sale, of shares of Common Stock (as defined in the Warrant) on any calendar day, unless the reduction in the Exercise Price (as defined in the Warrant) caused by such issuance, together with all other such issuances and sales on such calendar day, calculated on an aggregate basis in accordance with Section 2(b) of the Warrant, is at least $.01. For purposes of Section 2 of the Warrant, any issuance or sale, or deemed issuance or sale, of shares of Common Stock on a calendar day under an ATM Facility shall not be aggregated with any such issuance or sale on any other calendar day.

SECTION 5. Miscellaneous.

5.1 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information delivered to the Noteholder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

5.2 Further Assurances. The Noteholder agrees to deliver the original Note to the Company on or prior to March 7, 2013. The Noteholder agrees to provide the Company two duly completed Internal Revenue Service Form W-9 or W-8, as applicable, together with any required attachments, promptly after the execution of this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request.

5.3 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile or other electronic transmission), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

5.4 Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.

5.5 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

5.6 Amendment. This Agreement may be amended, modified or supplemented but only in writing (including a writing evidenced by a facsimile transmission) signed by the Party against which enforcement is sought.

5.7 Expenses. Each Party will bear its own expenses in connection with the transactions contemplated hereby.

5.8 APPLICABLE LAW; WAIVER OF JURY TRIAL; THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

5.9 Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

5.10 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be sent to the Company and the Noteholder at the addresses set forth below:

To the Company:

American Superconductor Corporation

64 Jackson Road

Devens, MA 01434

Telephone: (978) 842-3539

Facsimile: (978) 842-3530

Attention: General Counsel

To the Noteholder:

Capital Ventures International

c/o Heights Capital Management

101 California Street, Suite 3250

San Francisco, CA 94111

Telephone: (415) 403-6500

Facsimile: (415) 403-6525

Attention: Martin Kobinger, Investment Manager

5.11 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

5.12 Release; Termination. Effective upon the Closing: (a) each of the Parties releases and discharges the other Party from any and all claims such Party may have, now or in the future, arising out of or related to the Note, including under the Securities Purchase Agreement (the “SPA”), dated as of April 4, 2012, between the Parties, the Amendment and Exchange Agreement, dated as of December 20, 2012, between the Parties, the Second Amendment and Warrant Exchange Agreement, dated as of October 9, 2013, between the Parties, and the Registration Rights Agreement (the “RRA”), dated as of April 4, 2012, between the Parties, (b) Section 4 of the SPA is terminated and shall have no further force or effect, (c) the RRA is terminated in its entirety and shall have no further force or effect and (d) all obligations under the Note and all indebtedness under the Note shall have been satisfied in full without any further action by the Parties. The Noteholder agrees to take such actions and execute such documents, at the Company’s expense, as the Company may reasonably request to evidence the release, discharge, termination and satisfaction of the documents and obligations, as applicable, under this Section 5.12.

(Signatures on next page)

IN WITNESS WHEREOF, the Parties have executed this Exchange Agreement as of the date first written above.

COMPANY:

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ DAVID A. HENRY
Name:	David A. Henry
Title:	SVP, CFO

NOTEHOLDER:

CAPITAL VENTURES INTERNATIONAL

By:	Heights Capital Management,
the authorized agent

By:	/s/ MARTIN KOBINGER
Name:	Martin Kobinger
Title:	Investment Manager